Date:	March 1, 2007

For Release:	Immediate

Contact:	Investor Contact:
Gary J. Morgan, Senior Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces Financial Results
for the Fourth Quarter and Fiscal Year Ended 1/31/2007

Harleysville, PA, March 1 - Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR) today announced sales and earnings per share for the fourth quarter and fiscal year ended January 31, 2007.

Sales for the fourth quarter ended January 31, 2007 were $22.5 million compared with record high fourth quarter sales of $22.6 million for the same quarter last year. Sales for the fiscal year ended January 31, 2007 were the highest of any fiscal year in the Company’s history, totaling $91.4 million compared with $85.1 million for the same period of last year, an increase of 7%.

Net income for the fourth quarter ended January 31, 2007 totaled $2.0 million compared with $2.2 million for the same quarter last year. The decline in net income was principally due to an increase in the estimated tax rate primarily related to a reduction in the tax benefit provided by research and development tax credits which had amounted to $0.6 million in the fiscal year ended January 31, 2006, of which $0.5 million related to the three-year period ended January 31, 2005. Excluding this item, adjusted net income, which constitutes a non-GAAP financial measure, was $2.0 million for the fourth quarter ended January 31, 2007 compared with $1.7 million for the same period last year, an increase of 17%.

Net income for the fiscal year ended January 31, 2007 totaled $7.2 million compared with $7.3 million reported last year. The decline in net income was primarily due to (i) non-recurring and non-capitalized expenses incurred in the first quarter resulting from the relocation of the Company’s Sethco and Mefiag business units and the expansion of the Company’s Netherlands and Telford, Pennsylvania facilities, which reduced net income by approximately $0.2 million, (ii) a one time loss on the curtailment of pension benefits in the third quarter which reduced net income by approximately $0.2 million, and (iii) an increase in the estimated tax rate primarily related to a reduction in the tax benefit provided by research and development tax credits which had amounted to $0.6 million in the fiscal year ended January 31, 2006, of which $0.5 million related to the three-year period ended January 31, 2005. Excluding these items, adjusted net income, which constitutes a non-GAAP financial measure, was $7.6 million, an increase of 11% over the $6.9 million for the fiscal year ended January 31, 2006.

Additionally, as required by a new GAAP accounting standard, a non-cash charge for stock options reduced net income by $0.2 million for the first time this fiscal year, without a comparable charge in the same period last year.

Basic and diluted earnings per share for the fourth quarter ended January 31, 2007 were $0.18 compared with $0.19 for the same period last year. Excluding the impact of research and development tax credits related to the three year period ended January 31, 2005, adjusted basic and diluted earnings per share, which constitute non-GAAP financial measures, were $0.18 for the fourth quarter ended January 31, 2007 compared with $0.15 for the fourth quarter ended January 31, 2006, an increase of 20%.

Basic and diluted earnings per share for the fiscal year ended January 31, 2007 were $0.64 and $0.63, respectively, compared with $0.65 for the prior fiscal year. Excluding non-recurring charges and the impact of research and development tax credits related to the three year period ended January 31, 2005, adjusted basic and diluted earnings per share, which constitute non-GAAP financial measures, were $0.68 and $0.67, respectively, for the fiscal year ended January 31, 2007 compared with $0.61 for the fiscal year ended January 31, 2006, an increase of 11% and 10%, respectively.

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“Market demand for Met-Pro’s products remains strong as evidenced by our record fourth quarter and fiscal year bookings, which resulted in a record high backlog totaling $28.6 million compared with $17.7 million for the period ending January 31, 2006," stated De Hont. “Earlier this fiscal year the Company took steps to improve project management and avoid profit erosion on large projects. We also offset higher material costs experienced throughout our industries, by implementing product price increases and improving our purchasing practices. These steps helped improve gross margins in our third and fourth quarters. The increase in our fourth quarter and fiscal year net income and earnings per share on an adjusted basis also demonstrates that these steps are working. Our record backlog and steady quotation activity allow us to remain optimistic about our prospects for the new fiscal year.”

The Board of Directors, at their meeting on December 15, 2006, declared a quarterly dividend of $0.0675 per share payable on March 14, 2007 to shareholders of record at the close of business on February 28, 2007. This dividend represents a 8.0% increase over the same period last year. This is the thirty-second consecutive year that Met-Pro Corporation has paid either a cash or stock dividend.

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer will hold a conference call for investors today, March 1, 2007, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm prior to the beginning of the conference call.

Interested persons who wish to hear the live web cast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 8263874) at 10:55 PM (Eastern) on March 1, 2007. A taped replay of the conference call will be available within two hours of the conclusion of the call and until March 15, 2007. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 8263874.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized as one of America’s “200 Best Small Companies” by Forbes magazine. The company, which manufactures and sells product recovery and pollution control equipment for purification of air and liquids, fluid handling equipment for corrosive, abrasive and high temperature liquids, was established in 1966. It provides products to residential, commercial, industrial and municipal markets that include, but are not limited to, pharmaceuticals, chemicals, petrochemicals, water and aquariums. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation
Condensed Consolidated Balance Sheet
(unaudited)

	January 31,	January 31,
	2007	2006
Assets
Current assets (1)	$59,228,282	$53,413,413
Property, plant and equipment, net	16,832,988	13,838,221
Costs in excess of net assets of businesses acquired, net	20,798,913	20,798,913
Other assets	306,403	1,020,844
Total assets	$97,166,586	$89,071,391

Liabilities and shareholders’ equity
Current liabilities (1)	$14,525,297	$14,361,953
Long-term debt	5,417,990	2,723,586
Other non-current liabilities (1)	4,646,142	4,447,614
Total liabilities	24,589,429	21,533,153

Shareholders’ equity	72,577,157	67,538,238
Total liabilities and shareholders’ equity	$97,166,586	$89,071,391

(1)    The Company has reclassified the non-current portion of pension liabilities from current liabilities to other non-current liabilities and the deferred income taxes related to these pension liabilities in the Consolidated Balance Sheet for the fiscal year ended January 31, 2006, in accordance with FASB No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans”.

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2007	2006	2007	2006
Net sales	$22,529,264	$22,623,176	$91,411,114	$85,116,100
Cost of goods sold	14,927,838	15,678,779	62,901,830	58,441,441
Gross profit	7,601,426	6,944,397	28,509,284	26,674,659

Operating expenses
Selling	1,988,535	1,965,124	8,258,379	7,864,833
General and administrative	2,703,258	2,529,951	9,865,583	9,147,222
Loss on curtailment of pension benefits	-	-	234,180	-
Income from operations	2,909,633	2,449,322	10,151,142	9,662,604

Interest expense	(94,633)	(72,620)	(351,152)	(269,488)
Other income, net	172,878	171,840	932,590	629,035
Income before taxes	2,987,878	2,548,542	10,732,580	10,022,151

Provision for taxes	986,000	392,047	3,541,751	2,708,867

Net income	$2,001,878	$2,156,495	$7,190,829	$7,313,284

Basic earnings per share (2)	$.18	$.19	$.64	$.65
Diluted earnings per share (2)	$.18	$.19	$.63	$.65

Average common shares outstanding:
Basic shares (2)	11,206,619	11,187,837	11,207,381	11,188,657
Diluted shares (2)	11,396,940	11,328,833	11,403,759	11,333,612

(2)     On October 10, 2005, the Board of Directors declared a four-for-three stock split which was paid on November 15, 2005 to shareholders of record on November 1, 2005. All references in the financial statements to per share amounts and number of shares outstanding give effect to the split.

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Consolidated Business Segment Data
(unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2007	2006	2007	2006
Net sales
Product recovery/pollution control technologies	$11,629,613	$12,079,618	$46,712,811	$42,563,591
Fluid handling technologies	6,428,321	6,253,936	25,868,798	23,533,933
Filtration/purification technologies	4,471,330	4,289,622	18,829,505	19,018,576
	$22,529,264	$22,623,176	$91,411,114	$85,116,100

Income from operations
Product recovery/pollution control technologies	$1,593,629	$1,467,414	$4,733,862	$4,119,242
Fluid handling technologies	1,307,732	789,027	4,362,276	3,540,428
Filtration/purification technologies	8,272	192,881	1,055,004	2,002,934
	$2,909,633	$2,449,322	$10,151,142	$9,662,604

			January 31,	January 31,
			2007	2006
Identifiable Assets
Product recovery/pollution control technologies			$35,332,252	$34,173,031
Fluid handling technologies			21,667,719	17,008,765
Filtration/purification technologies			20,514,339	17,653,316
			77,514,310	68,835,112
Corporate (1)			19,652,276	20,236,279
			$97,166,586	$89,071,391

(1)   The Company has reclassified the non-current portion of pension liabilities from current liabilities to other non-current liabilities and the deferred income taxes related to these pension liabilities in the Consolidated Balance Segment Data for the three-month period and fiscal year ended January 31, 2006, in accordance with FASB No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans”.

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Years Ended January 31,
	2007	2006	2005
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities
Net income	$7,190,829	$7,313,284	$4,814,679
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,602,138	1,486,340	1,491,894
Deferred income taxes	26,203	610,593	511,225
(Gain) loss on sales of property and equipment, net	13,310	13,131	(6,358)
Stock-based compensation	327,200	-	-
Allowance for doubtful accounts	(114,238)	34,002	4,823
(Increase) decrease in operating assets:
Accounts receivable	(2,681,106)	(4,428,817)	3,080,432
Inventories	(2,736,540)	(2,657,517)	(1,008,533)
Prepaid expenses and deposits	2,872	(141,097)	(31,363)
Other assets	332,466	(484,162)	48,833
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses (1)	416,812	228,250	683,543
Customers’ advances	(721,878)	409,760	813,818
Other non-current liabilities (1)	242,084	2,057,647	(1,857,472)
Net cash provided by operating activities	3,900,152	4,441,414	8,545,521

Cash flows from investing activities
Proceeds from sale of property and equipment	14,310	31,565	18,965
Acquisitions of property and equipment	(4,398,910)	(4,151,253)	(1,193,767)
Securities available for sale	(21,820)	-	-
Net cash (used in) investing activities	(4,406,420)	(4,119,688)	(1,174,802)

Cash flows from financing activities
Proceeds from new borrowings	4,312,293	793,947	-
Reduction of debt	(1,492,699)	(1,800,910)	(1,233,866)
Exercise of stock options	147,174	324,281	698,685
Payment of dividends	(2,857,423)	(2,648,576)	(2,464,033)
Purchase of treasury shares	-	(140,135)	(538,499)
Payment of cash in lieu of fractional shares	-	(1,914)	-
Net cash provided by (used in) financing activities	109,345	(3,473,307)	(3,537,713)
Effect of exchange rate changes on cash	35,812	(54,590)	60,217

Net increase (decrease) in cash and cash equivalents	(361,111)	(3,206,171)	3,893,223

Cash and cash equivalents at beginning of year	17,683,305	20,889,476	16,996,253

Cash and cash equivalents at end of year	$17,322,194	$17,683,305	$20,889,476

(1)   The Company has reclassified the non-current portion of pension liabilities from current liabilities to other non-current liabilities and the deferred income taxes related to these pension liabilities in the Consolidated Statement of Cash Flows for the fiscal years ended January 31, 2006 and 2005, in accordance with FASB No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans”.

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Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial position and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this press release is attached as an exhibit.

The following table reconciles net income, basic and diluted earnings per share, excluding (i) non-recurring and non-capitalized expenses resulting from the relocation of the Company’s Sethco and Mefiag Divisions, and the expansion of the Company’s Netherlands and Telford, Pennsylvania facilities, (ii) a one time loss on the curtailment of pension benefits, and (iii) an increase in the estimated tax rate primarily related to a reduction in the tax benefit provided by research and development tax credits taken in the fiscal year ended January 31, 2006, of which a portion related to the three-year period ended January 31, 2005, as well as net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles for the three month periods and fiscal years ended January 31, 2007 and 2006:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
(unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2007	2006	2007	2006

Income before tax as reported	$2,987,878	$2,548,542	$10,732,580	$10,022,151
Add: Non-recurring charges	-	-	357,267	-
Add: Curtailment loss	-	-	234,180	-
Adjusted income before tax	$2,987,878	$2,548,542	$11,324,027	$10,022,151

Net income as reported	$2,001,878	$2,156,495	$7,190,829	$7,313,284
Add: Non-recurring charges	-	-	239,369	-
Add: Curtailment loss	-	-	156,901	-
Less: Research and development tax credits	-	(450,463)	-	(450,463)
Adjusted net income	$2,001,878	$1,706,032	$7,587,099	$6,862,821

Basic earnings per share as reported	$.18	$.19	$.64	$.65
Adjusted basic earnings per share	$.18	$.15	$.68	$.61

Diluted earnings per share as reported	$.18	$.19	$.63	$.65
Adjusted diluted earnings per share	$.18	$.15	$.67	$.61

Average common shares outstanding:
Basic shares	11,206,619	11,187,837	11,207,381	11,188,657
Diluted shares	11,396,940	11,328,833	11,403,759	11,333,612
Adjusted for four-for-three stock split.

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